                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              --------------------
                                    FORM T-1

        STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________

                        ------------------------------

                             BANKERS TRUST COMPANY
              (Exact name of trustee as specified in its charter)

NEW YORK                                                     13-4941247
(Jurisdiction of Incorporation or                            (I.R.S. Employer
organization if not a U.S. national bank)                    Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                           10006
(Address of principal                                        (Zip Code)
executive offices)

                        Bankers Trust Company
                        Legal Department
                        130 Liberty Street, 31st Floor
                        New York, New York  10006
                        (212) 250-2201
                       (Name, address and telephone number of agent for service)

                       ---------------------------------

                            SLM FUNDING CORPORATION
              (Exact name of obligor as specified in its charter)


         Delaware                                       23-2815650
         (State or other jurisdiction of                (I.R.S. employer
         Incorporation or organization)                 Identification no.)


       777 Twin Creek Drive
       Killeen, TX                                         76543
       (Address of principal executive offices)          (Zip Code)



                            SLM FUNDING CORPORATION
                         Student Loan-Backed Securities
                      (Title of the indenture securities)

Item   1.  General Information.
                   Furnish the following information as to the trustee.

                (a) Name and address of each examining or supervising authority to which it is subject.

                   Name                                       Address
                   ----                                       -------

                   Federal Reserve Bank (2nd District)        New York, NY
                   Federal Deposit Insurance Corporation      Washington, D.C.
                   New York State Banking Department          Albany, NY

                (b) Whether it is authorized to exercise corporate trust powers.

                          Yes.

Item   2.  Affiliations with Obligor.

                If the obligor is an affiliate of the Trustee, describe each such affiliation.

                None.

Item   3. -15.  Not Applicable

Item  16.       List of Exhibits.

           Exhibit 1 -  Restated Organization Certificate of Bankers Trust
                        Company dated August 7, 1990, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 21, 1995 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-65171, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 20, 1996, incorporate by referenced to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-25843, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 19, 1997, incorporated by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-32935, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 26, 1997, as attached hereto and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 29, 1997, as attached hereto.


           Exhibit 2 -  Certificate of Authority to commence business -
                        Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.


           Exhibit 3 -  Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

           Exhibit 4 -  Existing By-Laws of Bankers Trust Company, as amended on
                        November 18, 1997, as attached hereto.

           Exhibit 5 -  Not applicable.


           Exhibit 6 -  Consent of Bankers Trust Company required by Section
                        321(b) of the Act. - Incorporated herein by reference to
                        Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.


           Exhibit 7 -  The latest report of condition of Bankers Trust Company dated as of September 30, 1997, copy attached.


           Exhibit 8 -  Not Applicable.


           Exhibit 9 -  Not Applicable.

                                   SIGNATURE



     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 16th day of January, 1998.


                                        BANKERS TRUST COMPANY



                                        By:  /s/ Lillian K. Peros
                                             --------------------
                                             Lillian K. Peros
                                             Assistant Vice President

                               State of New York,

                               Banking Department



     I, MANUEL KURSKY, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8005 of the Banking Law," dated September 17, 1997, providing for an increase in authorized capital stock from $2,001,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $2,201,666,670 consisting of 120,166,667 shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

Witness, my hand and official seal of the Banking Department at the City of New York, this 26th day of September in the Year of our
                         ----        ---------
                    Lord one thousand nine hundred and ninety-seven.



                                                Manuel Kursky
                                        ---------------------------------
                                        Deputy Superintendent of Banks

                               State of New York,

                               Banking Department



     I, MANUEL KURSKY, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8005 of the Banking Law," dated December 17, 1997, providing for an increase in authorized capital stock from $2,201,666,670 consisting of 120,166,667 shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $2,351,666,670 consisting of 135,166,667 shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

Witness, my hand and official seal of the Banking Department at the City of New York, this 29th day of December in the Year of our Lord
                         ----        --------
                    one thousand nine hundred and ninety-seven.



                                                Manuel Kursky
                                        --------------------------------
                                        Deputy Superintendent of Banks

                                    BY-LAWS



                               NOVEMBER 18, 1997



                             Bankers Trust Company
                                   New York

                                    BY-LAWS
                                      of
                             Bankers Trust Company

                                   ARTICLE I

                           MEETINGS OF STOCKHOLDERS

SECTION 1. The annual meeting of the stockholders of this Company shall be held at the office of the Company in the Borough of Manhattan, City of New York, on the third Tuesday in January of each year, for the election of directors and such other business as may properly come before said meeting.

SECTION 2. Special meetings of stockholders other than those regulated by statute may be called at any time by a majority of the directors. It shall be the duty of the Chairman of the Board, the Chief Executive Officer or the President to call such meetings whenever requested in writing to do so by stockholders owning a majority of the capital stock.

SECTION 3. At all meetings of stockholders, there shall be present, either in person or by proxy, stockholders owning a majority of the capital stock of the Company, in order to constitute a quorum, except at special elections of directors, as provided by law, but less than a quorum shall have power to adjourn any meeting.

SECTION 4. The Chairman of the Board or, in his absence, the Chief Executive Officer or, in his absence, the President or, in their absence, the senior officer present, shall preside at meetings of the stockholders and shall direct the proceedings and the order of business. The Secretary shall act as secretary of such meetings and record the proceedings.

                                  ARTICLE II

                                   DIRECTORS

SECTION 1. The affairs of the Company shall be managed and its corporate powers exercised by a Board of Directors consisting of such number of directors, but not less than ten nor more than twenty-five, as may from time to time be fixed by resolution adopted by a majority of the directors then in office, or by the stockholders. In the event of any increase in the number of directors, additional directors may be elected within the limitations so fixed, either by the stockholders or within the limitations imposed by law, by a majority of directors then in office. One-third of the number of directors, as fixed from time to time, shall constitute a quorum. Any one or more members of the Board of Directors or any Committee thereof may participate in a meeting of the Board of Directors or Committee thereof by means of a conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such a meeting.

All directors hereafter elected shall hold office until the next annual meeting of the stockholders and until their successors are elected and have qualified. No person who shall have attained age 72 shall be eligible to be elected or re-elected a director. Such director may, however, remain a director of the Company until the next annual meeting of the stockholders of Bankers Trust New York Corporation (the Company's parent) so that such director's retirement will coincide with the retirement date from Bankers Trust New York Corporation.

No Officer-Director who shall have attained age 65, or earlier relinquishes his responsibilities and title, shall be eligible to serve as a director.

SECTION 2. Vacancies not exceeding one-third of the whole number of the Board of Directors may be filled by the affirmative vote of a majority of the directors then in office, and the directors so elected shall hold office for the balance of the unexpired term.

SECTION 3. The Chairman of the Board shall preside at meetings of the Board of Directors. In his absence, the Chief Executive Officer or, in his absence, such other director as the Board of Directors from time to time may designate shall preside at such meetings.

SECTION 4. The Board of Directors may adopt such Rules and Regulations for the conduct of its meetings and the management of the affairs of the Company as it may deem proper, not inconsistent with the laws of the State of New York, or these By-Laws, and all officers and employees shall strictly adhere to, and be bound by, such Rules and Regulations.

SECTION 5. Regular meetings of the Board of Directors shall be held from time to time on the third Tuesday of the month. If the day appointed for holding such regular meetings shall be a legal holiday, the regular meeting to be held on such day shall be held on the next business day thereafter. Special meetings of the Board of Directors may be called upon at least two day's notice whenever it may be deemed proper by the Chairman of the Board or, the Chief Executive Officer or, in their absence, by such other director as the Board of Directors may have designated pursuant to Section 3 of this Article, and shall be called upon like notice whenever any three of the directors so request in writing.

SECTION 6. The compensation of directors as such or as members of committees shall be fixed from time to time by resolution of the Board of Directors.

                                  ARTICLE III

                                  COMMITTEES

SECTION 1. There shall be an Executive Committee of the Board consisting of not less than five directors who shall be appointed annually by the Board of Directors. The Chairman of the Board shall preside at meetings of the Executive Committee. In his absence, the Chief Executive Officer or, in his absence, such other member of the Committee as the Committee from time to time may designate shall preside at such meetings.

The Executive Committee shall possess and exercise to the extent permitted by law all of the powers of the Board of Directors, except when the latter is in session, and shall keep minutes of its proceedings, which shall be presented to the Board of Directors at its next subsequent meeting. All acts done and powers and authority conferred by the Executive Committee from time to time shall be and be deemed to be, and may be certified as being, the act and under the authority of the Board of Directors.

A majority of the Committee shall constitute a quorum, but the Committee may act only by the concurrent vote of not less than one-third of its members, at least one of whom must be a director other than an officer. Any one or more directors, even though not members of the Executive Committee, may attend any meeting of the Committee, and the member or members of the Committee present, even though less than a quorum, may designate any one or more of such directors as a substitute or substitutes for any absent member or members of the Committee, and each such substitute or substitutes shall be counted for quorum, voting, and all other purposes as a member or members of the Committee.

SECTION 2. There shall be an Audit Committee appointed annually by resolution adopted by a majority of the entire Board of Directors which shall consist of such number of directors, who are not also officers of the Company, as may from time to time be fixed by resolution adopted by the Board of Directors. The Chairman shall be designated by the Board of Directors, who shall also from time to time fix a quorum for meetings of the Committee. Such Committee shall conduct the annual directors' examinations of the Company as required by the New York State Banking Law; shall review the reports of all examinations made of the Company by public authorities and report thereon to the Board of Directors; and shall report to the Board of Directors such other matters as it deems advisable with respect to the Company, its various departments and the conduct of its operations.

In the performance of its duties, the Audit Committee may employ or retain, from time to time, expert assistants, independent of the officers or personnel of the Company, to make studies of the Company's assets and liabilities as the Committee may request and to make an examination of the accounting and auditing methods of the Company and its system of internal protective controls to the extent considered necessary or advisable in order to determine that the operations of the Company, including its fiduciary departments, are being audited by the General Auditor in such a manner as to provide prudent and adequate protection. The Committee also may direct the General Auditor to make such investigation as it deems necessary or advisable with respect to the Company, its various departments and the conduct of its operations. The Committee shall hold regular quarterly meetings and during the intervals thereof shall meet at other times on call of the Chairman.

SECTION 3. The Board of Directors shall have the power to appoint any other Committees as may seem necessary, and from time to time to suspend or continue the powers and duties of such Committees. Each Committee appointed pursuant to this Article shall serve at the pleasure of the Board of Directors.

                                  ARTICLE IV

                                   OFFICERS

SECTION 1. The Board of Directors shall elect from among their number a Chairman of the Board and a Chief Executive Officer; and shall also elect a President, and may also elect a Senior Vice Chairman, one or more Vice Chairmen, one or more Executive Vice Presidents, one or more Senior Managing Directors, one or more Managing Directors, one or more Senior Vice Presidents, one or more Principals, one or more Vice Presidents, one or more General Managers, a Secretary, a Controller, a Treasurer, a General Counsel, one or more Associate General Counsels, a General Auditor, a General Credit Auditor, and one or more Deputy Auditors, who need not be directors. The officers of the corporation may also include such other officers or assistant officers as shall from time to time be elected or appointed by the Board. The Chairman of the Board or the Chief Executive Officer or, in their absence, the President, the Senior Vice Chairman or any Vice Chairman, may from time to time appoint assistant officers. All officers elected or appointed by the Board of Directors shall hold their respective offices during the pleasure of the Board of Directors, and all assistant officers shall hold office at the pleasure of the Board or the Chairman of the Board or the Chief Executive Officer or, in their absence, the President, the Senior Vice Chairman or any Vice Chairman. The Board of Directors may require any and all officers and employees to give security for the faithful performance of their duties.

SECTION 2. The Board of Directors shall designate the Chief Executive Officer of the Company who may also hold the additional title of Chairman of the Board, President, Senior Vice Chairman or Vice Chairman and such person shall have, subject to the supervision and direction of the Board of Directors or the Executive Committee, all of the powers vested in such Chief Executive Officer by law or by these By-Laws, or which usually attach or pertain to such office. The other officers shall have, subject to the supervision and direction of the Board of Directors or the Executive Committee or the Chairman of the Board or, the Chief Executive Officer, the powers vested by law or by these By-Laws in them as holders of their respective offices and, in addition, shall perform such other duties as shall be assigned to them by the Board of Directors or the Executive Committee or the Chairman of the Board or the Chief Executive Officer.

The General Auditor shall be responsible, through the Audit Committee, to the Board of Directors for the determination of the program of the internal audit function and the evaluation of the adequacy of the system of internal controls. Subject to the Board of Directors, the General Auditor shall have and may exercise all the powers and shall perform all the duties usual to such office and shall have such other powers as may be prescribed or assigned to him from time to time by the Board of Directors or vested in him by law or by these By-Laws. He shall perform such other duties and shall make such investigations, examinations and reports as may be prescribed or required by the Audit Committee. The General Auditor shall have unrestricted access to all records and premises of the Company and shall delegate such authority to his subordinates. He shall have the duty to report to the Audit Committee on all matters concerning the internal audit program and the adequacy of the system of internal controls of the Company which he deems advisable or which the Audit Committee may request. Additionally, the General Auditor shall have the duty of reporting independently of all officers of the Company to the Audit

Committee at least quarterly on any matters concerning the internal audit program and the adequacy of the system of internal controls of the Company that should be brought to the attention of the directors except those matters responsibility for which has been vested in the General Credit Auditor. Should the General Auditor deem any matter to be of special immediate importance, he shall report thereon forthwith to the Audit Committee. The General Auditor shall report to the Chief Financial Officer only for administrative purposes.

The General Credit Auditor shall be responsible to the Chief Executive Officer and, through the Audit Committee, to the Board of Directors for the systems of internal credit audit, shall perform such other duties as the Chief Executive Officer may prescribe, and shall make such examinations and reports as may be required by the Audit Committee. The General Credit Auditor shall have unrestricted access to all records and may delegate such authority to subordinates.

SECTION 3. The compensation of all officers shall be fixed under such plan or plans of position evaluation and salary administration as shall be approved from time to time by resolution of the Board of Directors.

SECTION 4. The Board of Directors, the Executive Committee, the Chairman of the Board, the Chief Executive Officer or any person authorized for this purpose by the Chief Executive Officer, shall appoint or engage all other employees and agents and fix their compensation. The employment of all such employees and agents shall continue during the pleasure of the Board of Directors or the Executive Committee or the Chairman of the Board or the Chief Executive Officer or any such authorized person; and the Board of Directors, the Executive Committee, the Chairman of the Board, the Chief Executive Officer or any such authorized person may discharge any such employees and agents at will.

                                   ARTICLE V

               INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

SECTION 1. The Company shall, to the fullest extent permitted by Section 7018 of the New York Banking Law, indemnify any person who is or was made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Company is servicing or served in any capacity at the request of the Company by reason of the fact that he, his testator or intestate, is or was a director or officer of the Company, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys' fees, or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

SECTION 2. The Company may indemnify any other person to whom the Company is permitted to provide indemnification or the advancement of expenses by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Banking Law or other rights created by (i) a resolution of stockholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these By-Laws authorize the creation of other rights in any such manner.

SECTION 3. The Company shall, from time to time, reimburse or advance to any person referred to in Section 1 the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action or proceeding referred to in Section 1, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

SECTION 4. Any director or officer of the Company serving (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held by the Company, or (ii) any employee benefit plan of the Company or any corporation referred to in clause (i) in any capacity shall be deemed to be doing so at the request of the Company. In all other cases, the provisions of this Article V will apply (i) only if the person serving another corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise so served at the specific request of the Company, evidenced by a written communication signed by the Chairman of the Board, the Chief Executive Officer or the President, and (ii) only if and to the extent that, after making such efforts as the Chairman of the Board, the Chief Executive Officer or the President shall deem adequate in the circumstances, such person shall be unable to obtain indemnification from such other enterprise or its insurer.

SECTION 5. Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article V may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of occurrence of the event or events giving rise to the action or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time indemnification is sought.

SECTION 6. The right to be indemnified or to the reimbursement or advancement of expense pursuant to this Article V (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Company and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

SECTION 7. If a request to be indemnified or for the reimbursement or advancement of expenses pursuant hereto is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstance, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

SECTION 8. A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 1 shall be entitled to indemnification only as provided in Sections 1 and 3, notwithstanding any provision of the New York Banking Law to the contrary.

                                  ARTICLE VI

                                     SEAL

SECTION 1. The Board of Directors shall provide a seal for the Company, the counterpart dies of which shall be in the charge of the Secretary of the Company and such officers as the Chairman of the Board, the Chief Executive Officer or the Secretary may from time to time direct in writing, to be affixed to certificates of stock and other documents in accordance with the directions of the Board of Directors or the Executive Committee.

SECTION 2. The Board of Directors may provide, in proper cases on a specified occasion and for a specified transaction or transactions, for the use of a printed or engraved facsimile seal of the Company.

                                  ARTICLE VII

                                 CAPITAL STOCK

SECTION 1. Registration of transfer of shares shall only be made upon the books of the Company by the registered holder in person, or by power of attorney, duly executed, witnessed and filed with the Secretary or other proper officer of the Company, on the surrender of the certificate or certificates of such shares properly assigned for transfer.

                                 ARTICLE VIII

                                 CONSTRUCTION

SECTION 1. The masculine gender, when appearing in these By-Laws, shall be deemed to include the feminine gender.

                                  ARTICLE IX

                                  AMENDMENTS

SECTION 1. These By-Laws may be altered, amended or added to by the Board of Directors at any meeting, or by the stockholders at any annual or special meeting, provided notice thereof has been given.


I, _____________________________________, Assistant Secretary of Bankers Trust
Company, New York, New York, hereby certify that the foregoing is a complete, true and correct copy of the By-Laws of Bankers Trust Company, and that the same are in full force and effect at this date.



                                         --------------------------------------
                                         ASSISTANT SECRETARY



DATED:
       ----------------------------------

                             BANKERS TRUST COMPANY


                              RESOLUTIONS OF THE
                              BOARD OF DIRECTORS
                                  RESPECTING
                          SIGNING POWERS OF OFFICERS
                                  AND OTHERS


                               NOVEMBER 18, 1997

                     RESOLUTIONS OF THE BOARD OF DIRECTORS
               RESPECTING SIGNING POWERS OF OFFICERS AND OTHERS

Upon motion duly made, seconded and unanimously carried, the following resolutions were adopted.

     RESOLVED, that the Chairman of the Board, the Chief Executive Officer, the President, the Senior Vice Chairman, each Vice Chairman, each Executive Vice President, each Senior Managing Director, each Managing Director, each Senior Vice President, the General Auditor and the General Credit Auditor be, and each of them hereby is, authorized and empowered to sign any contract, document, instrument, certificate, or other writing that it may be necessary or appropriate to execute for, or on behalf of, the Company in the conduct of its lawful business, either on its own behalf or in a fiduciary, representative or agency capacity;

     RESOLVED, that authority be, and hereby is, granted to the Chairman of the Board, the Chief Executive Officer, the President, the Senior Vice Chairman, each Vice Chairman, each Executive Vice President, each Senior Managing Director, each Managing Director, each Senior Vice President, the General Auditor and the General Credit Auditor, in such instances and to such extent as in the judgment of any one of said officers may be proper and desirable, to authorize in writing from time to time employees of the Company, including officers elected or appointed by the Board of Directors in accordance with the By-Laws, to have general or limited signing authority in any one or more of the following groups; that such authority shall be applicable only to the performance or discharge of the assigned duties of such officer or employee within his or her particular division or function; and that any grant of signing authority may include a designation of the title or capacity in which such employee is authorized to exercise such signing authority; provided, however, that the General Auditor and the General Credit Auditor shall not have the authority to grant Group A signing authority:

     Group A. Authority to sign any contract, document, instrument, certificate or other writing that it may be necessary or appropriate to execute for, or on behalf of, the Company in the conduct of its lawful business, either on its own behalf or in a fiduciary, representative or agency capacity.

     Group B. Authority to sign any purchase order or contract for the purchase by the Company of goods or services.

     Group C. Authority to sign checks, letters of credit, drafts, acceptances or time drafts, bills of exchange, other orders drawn by the Company for payment of money or the delivery of securities or other property; authority to sign steamship guarantees, airway releases and research guarantees.

     Group D. Authority to sign guarantees of signatures on registered stocks, bonds and other documents and powers of substitution in connection with the transfer of securities when the Company is named as attorney to transfer stock certificates; authority to sign certifications on behalf of the Company of checks, drafts and other orders for the payment of money drawn on the Company; authority to sign endorsements on checks, drafts, notes, bills of exchange, acceptances, bills of lading, warehouse receipts, insurance certificates and policies and other similar documents.

     Group E. Authority to sign reconcilements, verifications, certifications of balances and related correspondence.

     Group F.    Authority to sign receipts.

     Group G. Authority to sign as an Assistant Secretary or Special Assistant Secretary with authority to sign or countersign for this Company as Registrar, Transfer Agent or Paying Agent; to certify stockholders and bondholders lists prepared from records maintained by this Company in its capacity as Transfer Agent or Registrar; to certify tabulations of proxies received by this Company in its capacity as agent for the corporation issuing the stock to which the proxies pertain; to execute cremation certificates covering cancelled securities or coupons destroyed by this Company as Trustee or in any other capacity; to sign with the title of "Transfer Clerk," certificates for the capital stock and/or preferred stock of this Company; to sign certificates of authentication for and on behalf of this Company as Trustee or in any other representative capacity in respect of bonds, notes, debentures and other obligations issued under corporate mortgages, trust agreements, or other indentures or resolutions; and to sign certificates for securities deposited, interim certificates and other certificates for and on behalf of this Company as Depositary, Transfer Agent, Registrar, or in some other agency capacity.

     RESOLVED, that the Chairman of the Board, the Chief Executive Officer, the President, the Senior Vice Chairman, any Vice Chairman, any Executive Vice President, any Senior Managing Director, any Managing Director, and any Senior Vice President be, and each of them hereby is authorized to establish from time to time additional signing authority groups and to grant authority to employees to sign in such group or groups;

     RESOLVED, that any signing authority granted pursuant to this resolution may be rescinded by the Chairman of the Board, the Chief Executive Officer, the President, the Senior Vice Chairman, any Vice Chairman, any Executive Vice President, any Senior Managing Director, any Managing Director, any Senior Vice President, the General Auditor or the General Credit Auditor and such signing authority shall terminate without the necessity of any further action when the person having such authority leaves the employ of the Company;

     RESOLVED, that any check or draft that it may be necessary or appropriate to execute for, or on behalf of, the Company in the conduct of its lawful business, either on its own behalf or in a fiduciary, representative or agency capacity, may bear an authorized facsimile signature of the Chairman of the Board, the Chief Executive Officer, the President, the Senior Vice Chairman, any Vice Chairman, any Executive Vice President, any Senior Managing Director, any Managing Director and any Senior Vice President;

     RESOLVED, that endorsements on behalf of this Company required on checks, drafts, notes, bills of exchange and acceptances, which are delivered to banks, bankers and trust companies for credit or collection, may bear a stamped endorsement if no manual signature is required;

     RESOLVED, that, except in those cases where the use of a printed or engraved facsimile seal of the Company is specifically authorized by the Board of Directors, the seal of this Company on all instruments requiring the affixing of the corporate seal shall be affixed by an officer of the Company, and when attestation thereof is required it shall be made by an officer other than the officer executing the instrument;

     RESOLVED, that for the purposes of the Company's signing resolutions, the word "officer" shall be taken to mean the Chairman of the Board, the Chief Executive Officer, the President, the Senior Vice Chairman, a Vice Chairman, an Executive Vice President, a Senior Managing Director, a Managing Director, a Senior Vice President, a Principal, a Vice President, the Secretary, the Controller, the Treasurer, a General Counsel, an Associate General Counsel, the General Auditor, the General Credit Auditor, a Deputy Auditor, an

     Assistant Vice President, a Trust Officer, an Assistant Controller, an Assistant Secretary, an Assistant Treasurer, an Assistant Trust Officer, an Associate, or any other title in which the word "officer" is used; or at the overseas offices, a General Manager;

     RESOLVED, that all general signing resolutions authorizing officers and/or others to sign or execute any documents for or on behalf of this Company heretofore adopted by the Board of Directors of this Company or the Executive Committee of such Board, which are inconsistent or in conflict with the foregoing resolutions, be and they hereby are rescinded.


I, _______________________________________________, Assistant Secretary of
Bankers Trust Company, New York, New York, hereby certify that the foregoing is a true and correct copy of resolutions of the Board of Directors of Bankers Trust Company, respecting signing powers of officers and others, that such resolutions were duly adopted at meetings duly and legally held at which quorums were present and voted, and that the same are in full force and effect at this date.



Dated
     ------------------------                   ------------------------------

Legal Title of Bank:       Bankers Trust Company
Address:                   130 Liberty Street
City, State    ZIP:        New York, NY  10006
FDIC Certificate No.:      |  0 |  0 |  6 |  2 |  3

Call Date:   09/30/97          ST-BK:   36-4840          FFIEC 031
Vendor ID: D                   CERT:  00623              Page RC-1
                                                         11

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                                                                  ----------
                                                                                                                     C400
                                                                                                      ----------------------
                                                              Dollar Amounts in Thousands             RCFD    Bil Mil Thou
----------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                               //////////////////
  1.    Cash and balances due from depository institutions (from Schedule RC-A):                     //////////////////
        a.   Noninterest-bearing balances and currency and coin (1) ......................             0081       1,526,000   1.a.
        b.   Interest-bearing balances (2) ...............................................             0071       2,591,000   1.b.
  2.    Securities:                                                                                  //////////////////
        a.   Held-to-maturity securities (from Schedule RC-B, column A) ..................             1754               0   2.a.
        b.   Available-for-sale securities (from Schedule RC-B, column D).................             1773       3,903,000   2.b.
  3.    Federal funds sold and securities purchased under agreements to resell............             1350      29,339,000   3.
  4.    Loans and lease financing receivables:                                                       //////////////////
        a.   Loans and leases, net of unearned income (from Schedule RC-C)  RCFD 2122  19,343,000    //////////////////       4.a.
        b.   LESS:   Allowance for loan and lease losses....................RCFD 3123     723,000    //////////////////       4.b.
        c.   LESS:   Allocated transfer risk reserve .......................RCFD 3128           0    //////////////////       4.c.
        d.   Loans and leases, net of unearned income,                                               //////////////////
             allowance, and reserve (item 4.a minus 4.b and 4.c) .........................             2125      18,620,000   4.d.
  5.    Trading Assets (from schedule RC-D)  .............................................             3545      43,032,000   5.
  6.    Premises and fixed assets (including capitalized leases) .........................             2145         766,000   6.
  7.    Other real estate owned (from Schedule RC-M) .....................................             2150         186,000   7.
  8.    Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)       2130          59,000   8.
  9.    Customers' liability to this bank on acceptances outstanding .....................             2155         703,000   9.
 10.    Intangible assets (from Schedule RC-M) ...........................................             2143          84,000   10.
 11.    Other assets (from Schedule RC-F) ................................................             2160       5,343,000   11.
 12.    Total assets (sum of items 1 through 11) .........................................             2170     106,152,000   12.
                                                                                                       -----------------------------

--------------------------
 (1)     Includes cash items in process of collection and unposted debits.
 (2)     Includes time certificates of deposit not held for trading.

Legal Title of Bank:       Bankers Trust Company
Address:                   130 Liberty Street
City, State Zip:           New York, NY  10006

FDIC Certificate No.:      |  0 |  0 |  6 |  2 |  3

 Call Date: 09/30/97       ST-BK:    36-4840         FFIEC  031
 Vendor ID: D              CERT:  00623              Page  RC-2
                                                     12

Schedule RC--Continued

                                                                                              _____________________________
                                                     Dollar Amounts in Thousands                ////////  Bil Mil Thou
---------------------------------------------------------------------------------------- ----------------------------------
LIABILITIES                                                                                     ////////////////////////
13. Deposits:                                                                                   ///////////////////////
         a.   In domestic offices (sum of totals of columns A and C from Schedule RC-E,
              part I)                                                                           RCON 2200    22,016,000     13.
                (1) Noninterest-bearing(1) .....................RCON 6631    2,272,000.....     ///////////////////////     13.

                (2) Interest-bearing ...........................RCON 6636   19,744,000.....     ///////////////////////     13.

         b.   In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule      ///////////////////////
              RC-E part II)                                                                     RCFN 2200    26,396,000     13.b.
                (1) Noninterest-bearing ........................RCFN 6631    1,304,000          ///////////////////////

                (2) Interest-bearing ...........................RCFN 6636   25,092,000          ///////////////////////     13.b.(2)

14.    Federal funds purchased and securities sold under agreements to repurchase               RCFD 2800    11,779,000     14.
15.    a.   Demand notes issued to the U.S. Treasury ......................................     RCON 2840             0     15.
       b.   Trading liabilities (from Schedule RC-D).......................................     RCFD 3548    23,059,000     15.b.
16.    Other borrowed money (includes mortgage indebtedness and obligations under capitalized
       leases):                                                                                 ///////////////////////
       a.   With a remaining maturity of one year or less .................................     RCFD 2332     6,391,000     16.
       b.   With a remaining maturity of more than one year through three years............     A547            369,000     16.b.
       c.  With a remaining maturity of more than three years..............................     A548          3,176,000     16.c
17.    Not Applicable.                                                                          /////////////////////////   17.
18.    Bank's liability on acceptances executed and outstanding ...........................     RCFD 2920       703,000     18.
19.    Subordinated notes and debentures (2)...............................................     RCFD 3200     1,250,000     19.
20.    Other liabilities (from Schedule RC-G) .............................................     RCFD 2930     5,222,000     20.
21.    Total liabilities (sum of items 13 through 20) .....................................     RCFD 2948   100,361,000     21.
22.    Not Applicable                                                                           ///////////////////////
                                                                                                /////////////////////////   22.
EQUITY CAPITAL                                                                                  ///////////////////////
23.    Perpetual preferred stock and related surplus ......................................     RCFD 3838     1,000,000     23.
24.    Common stock .......................................................................     RCFD 3230     1,202,000     24.
25.    Surplus (exclude all surplus related to preferred stock) ...........................     RCFD 3839       540,000     25.
26.    a.   Undivided profits and capital reserves ........................................     RCFD 3632     3,409,000     26.
       b.   Net unrealized holding gains (losses) on available-for-sale securities ........     RCFD 8434        15,000     26.
27.    Cumulative foreign currency translation adjustments ................................     RCFD 3284      (375,000)    27.
28.    Total equity capital (sum of items 23 through 27) ..................................     RCFD 3210     5,791,000     28.
29.    Total liabilities and equity capital (sum of items 21 and 28).......................     RCFD 3300   106,152,000     29.


Memorandum
To be reported only with the March Report of Condition.
   1.    Indicate in the box at the right the number of the statement below that best describes the
         most comprehensive level of auditing work performed for the bank by independent external              Number
                                                                                                            -------------
         auditors as of any date during 1996   .......................................| RCFD 6724           N/A    |  M.1
                                                                                        ----------------------------

1    =   Independent audit of the bank conducted in accordance
         with generally accepted auditing standards by a certified
         public accounting firm which submits a report on the bank
2    =   Independent audit of the bank's parent holding company
         conducted in accordance with generally accepted auditing
         standards by a certified public accounting firm which
         submits a report on the consolidated holding company
         (but not on the bank separately)
3    =   Directors' examination of the bank conducted in
         accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4    =   Directors' examination of the bank performed by other
         external auditors (may be required by state chartering authority)
5    =   Review of the bank's financial statements by external auditors
6    =   Compilation of the bank's financial statements by external auditors
7    =   Other audit procedures (excluding tax preparation work)
8    =   No external audit work
----------------------
(1) Including total demand deposits and noninterest-bearing time and savings deposits.
(2)      Includes limited-life preferred stock and related surplus.